Exhibit 99
FORM 4 JOINT FILER INFORMATION

Name of
“Reporting Persons”:	MV Management IX, LLC (“MVM-IX”) Menlo Ventures IX, L.P. (“MV-IX”) Menlo Entrepreneurs Fund IX, L.P. (“MEF-IX”) Menlo Entrepreneurs Fund IX(A), L.P. (“MEF-IX(A)”) MMEF IX, L.P. (“MMEF-IX”)

Address of
“Reporting Persons”:	3000 Sand Hill Road, Bldg. 4 Suite 100 Menlo Park, CA 94025

Designated Filer:	MV Management IX, L.L.C.

Issuer and Ticker Symbol:	Cavium Networks, Inc. (CAVM)

Date of Event:	May 7, 2007
Each of the following is a Joint Filer with MV Management IX, L.L.C. and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:
MVM-IX is the general partner of MV-IX, MEF-IX, MEF-IX(A) and MMEF-IX. Mr. Jarve is a Managing Member of MVM-IX, the General Partner of MV-IX, MEF-IX, MEF-IX(A) and MMEF-IX. Mr. Jarve is reporting on a separate form and is not part of this joint filing.
All Reporting Persons disclaim beneficial ownership of shares of Cavium Networks, Inc., except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.
Each of the Reporting Persons listed above has designated MVM-IX as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person has appointed MV Management IX, L.L.C., as its attorney in fact for the purpose of making reports relating to transactions in Cavium Networks, Inc. Common Stock.

MV Management IX, L.L.C.

/s/ John W. Jarve
John W. Jarve, Managing Member

Menlo Ventures IX, L.P. By: MV Management IX, L.L.C. its General Partner

/s/ John W. Jarve
John W. Jarve, Managing Member

Menlo Entrepreneurs Fund IX, L.P. By: MV Management IX, L.L.C. its General Partner

/s/ John W. Jarve
John W. Jarve, Managing Member

Menlo Entrepreneurs Fund IX (A), L.P. By: MV Management IX, L.L.C. its General Partner

/s/ John W. Jarve
John W. Jarve, Managing Member

MMEF IX, L.P. By: MV Management IX, L.L.C. its General Partner

/s/ John W. Jarve
John W. Jarve, Managing Member